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                                                                     Exhibit 5.1

                                VINSON & ELKINS
                               ATTORNEYS AT LAW

                            VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                              1001 FANNIN STREET
                          HOUSTON, TEXAS  77002-6760
                           TELEPHONE (713) 758-2222
                              FAX (713) 758-2346

                                August 27, 2001


Plains All American Pipeline, L.P.
PAA Finance Corp.
Plains Marketing, L.P.
All American Pipeline, L.P.
Plains Marketing GP Inc.
Plains Marketing Canada LLC
Plains Marketing Canada, L.P.
PMC (Nova Scotia) Company
(See attached addresses)

Ladies and Gentlemen:

     We have acted as counsel for Plains All American Pipeline, L.P., a Delaware limited partnership (the "Partnership"), with respect to certain legal matters
                          -----------
in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the
                          --------------
Partnership from time to time, pursuant to Rule 415 under the Securities Act, of

     (1) common units representing limited partner interests in the Partnership (the "Units");
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     (2)  debt securities, which may be co-issued by PAA Finance Corp., a
          Delaware corporation ("PAA Finance"), in one or more series,
                                 -----------
          consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"); and
                ---------------

     (3)  guarantees (the "Guarantees") of the Debt Securities by Plains
                           ----------
          Marketing, L.P., a Delaware limited partnership ("Plains Marketing"),
                                                            ----------------
          All American Pipeline, L.P., a Texas limited partnership ("All
                                                                     ---
          American Pipeline"), Plains Marketing GP Inc., a Delaware corporation
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          ("Plains Marketing GP Inc."), Plains Marketing Canada LLC, a Delaware
            -----------------------
          limited liability company ("Plains Marketing Canada LLC"), Plains
                                      ---------------------------
          Marketing Canada, L.P., a Canadian limited partnership ("Plains
                                                                   ------
          Marketing
          ---------
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          Canada, L.P."), and PMC (Nova Scotia) Company, a Nova Scotia
          ------------
          unlimited liability company ("PMC Nova Scotia" and, together with
                                        ---------------
          Plains Marketing, All American Pipeline, Plains Marketing GP Inc., Plains Marketing Canada LLC and Plains Marketing Canada, L.P., the "Subsidiary Guarantors"). The Units, Debt Securities and Guarantees
          ----------------------
          are collectively referred to herein as the "Securities."  We have also
                                                      ----------
          participated in the preparation of the Prospectus (the "Prospectus")
                                                                  ----------
          contained in the Partnership's Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit.
           ----------------------
          Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

     We have examined the Registration Statement, the Prospectus, the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), the Certificate of Limited Partnership of the
----------------------
Partnership (the "Certificate") filed with the Secretary of State of Delaware
                  -----------
pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, other formation documents and agreements of limited partnership, as applicable, of PAA Finance and the Subsidiary Guarantors and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

     In connection with this opinion, we have assumed that

     (1) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

     (2) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

     (3) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

     (4) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and

     (5) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

     Based upon and subject to the foregoing, we are of the opinion that:

     (1) With respect to the Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Units, the terms of the offering therof and related matters and (ii) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement
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          approved by the Partnership upon payment of the consideration therefor provided for therein, then the Units will be validly issued, fully paid and non-assessable.

     (2) With respect to the Debt Securities and the Guarantees, when (i) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, PAA Finance and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and
          (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, PAA Finance and the Subsidiary Guarantors, as applicable, upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, PAA Finance and the Subsidiary Guarantors, as applicable, enforceable against the Partnership, PAA Finance and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors' rights generally and general principles of equity.

     The opinions expressed herein are qualified in the following respects:

     (1) We have assumed, without independent verification, that the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units.

     (2) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

     (3) This opinion is limited in all respects to federal laws, the Delaware Revised Uniform Limited Partnership Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.
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     We hereby consent to the references to this firm under the caption "Legal
Matters" in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                    Very truly yours,


                                    /s/ Vinson & Elkins L.L.P.
                                    --------------------------
                                    Vinson & Elkins L.L.P.
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                                   Addresses
                                   ---------

Plains All American Pipeline, L.P.
333 Clay Street
Suite 2900
Houston, Texas 77002
Phone: (713) 646-4100
Fax:   (713) 646-4572

PAA Finance Corp.
333 Clay Street
Suite 2900
Houston, Texas 77002
Phone: (713) 646-4100
Fax:   (713) 646-4572

Plains Marketing, L.P.
333 Clay Street
Suite 2900
Houston, Texas 77002
Phone: (713) 646-4100
Fax:   (713) 646-4572

All American Pipeline, L.P.
333 Clay Street
Suite 2900
Houston, Texas 77002
Phone: (713) 646-4100
Fax:   (713) 646-4572

Plains Marketing GP Inc.
333 Clay Street
Suite 2900
Houston, Texas 77002
Phone: (713) 646-4100
Fax:   (713) 646-4572

Plains Marketing Canada LLC
333 Clay Street
Suite 2900
Houston, Texas 77002
Phone: (713) 646-4100
Fax:   (713) 646-4572

Plains Marketing Canada, L.P.
1200 Bow Valley Square IV
250 6th Ave. SW
Calgary, Alberta T2P 3H7
Canada

PMC (Nova Scotia) Company
1959 Upper Water Street
Suite 800
Halifax, Nova Scotia B3J 2X2
Canada